UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 16, 2006

MAPINFO CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-23078	06-1166630
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE GLOBAL VIEW, TROY, NEW YORK 12180

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (518) 285-6000

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Contract

On February 16, 2006, the shareholders of MapInfo Corporation (the “Company”) approved an amendment to the Company’s 2005 Stock Incentive Plan (the “2005 Plan”). The amendment to the 2005 Plan increased the number of shares of common stock of the Company available for issuance under the 2005 Plan from 400,000 to 750,000, subject to proportionate adjustment for certain changes in the Company’s capitalization, such as a stock split.

In addition, on February 16, 2006, the shareholders of the Company also approved an amendment to the Company’s 1993 Director Stock Option Plan (the “1993 Plan”). The amendment to the 1993 Plan increased the number of shares of common stock of the Company available for issuance under the 1993 Plan from 497,500 to 647,500, subject to proportionate adjustment for certain changes in the Company’s capitalization, such as a stock split.

A copy of the 2005 Plan and the 1993 Plan, each as amended, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPINFO CORPORATION

Date: February 17, 2006	By:	/s/ K. Wayne McDougall
K. Wayne McDougall Vice President and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index

Exhibit Number	Description
10.1	MapInfo Corporation 2005 Stock Incentive Plan, as amended

10.2	MapInfo Corporation 1993 Director Stock Option Plan, as amended